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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                DECEMBER 1, 2006
                         Date of earliest event reported


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                        ICON INTERNATIONAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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          Florida                     000-30947                59-3461879
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)


                 20533 Biscayne Blvd., #209, Aventura, FL 33180
          (Address of principal executive offices, including zip code)


                                 (305) 792-9191
               Registrant's telephone number, including area code



                           MARKETING SYSTEMS USA, INC.
           Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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                     FACTORS THAT MAY AFFECT FUTURE RESULTS

         This Report on Form 8-K contains forward looking statements within the meaning of and which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Such forward looking statements are subject to risks and uncertainties that could cause actual results to be materially different from historical results or from any results expressed or implied by such forward looking statements. Forward looking statements generally are accompanied by words such as "anticipates," "belief," "believes," "estimates," "expects," "intends," "plans," and similar statements, and should be considered uncertain and forward looking. Any forward looking statements speak only as of the date on which such statement is made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward looking statements, whether as a result of new information, future events or otherwise. Factors that could cause such results to differ materially from the results discussed in such forward looking statements include, without limitation: need for substantial additional capital to meaningfully proceed with our plan of operations; no assurances of and uncertainty of profitability; need for additional management, sales and marketing personnel, which is contingent upon our receipt of additional capital; competition from companies having substantially greater financial, resources than the Company; the impact of competitive services and pricing; changing consumer tastes and trends; and the legal, auditing, and administrative cost of compliance associated with the Sarbanes-Oxley Act. Many of such risk factors are beyond the Company's control. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business of the Company or the extent to which any factor, or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. In light of these risks and uncertainties, there can be no assurance that the results anticipated in these forward looking statements contained in this Report, as amended, will in fact occur. All forward looking statements wherever they may appear are expressly qualified in their entirety by the cautionary statements in this section. The Company undertakes no obligation to update any such forward looking statements.




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Item 1.01  Entry into a Material Definitive Agreement

         On December 1, 2006, the date of execution by all parties, Icon International Holdings, Inc. (the "Registrant" or the "Company") entered into a Stock Issuance and Plan Funding Agreement (the "Agreement") with Kenneth A. Welt, as Chapter 11 Trustee (the "Trustee") for and on behalf of the bankruptcy estate of Falcon Air Express, Inc., a Florida corporation ("Falcon").

         The Agreement, attached as an exhibit hereto, provides for the acquisition of Falcon by the Company, subject to certain very specific terms, conditions and conditions precedent. In consideration for the payment of $3,000,000 in cash, less credits to or payments by the Company in accordance with the terms of the Agreement, and the issuance of $1,200,000 of the Company's common stock pursuant to Section 1145 of the U.S. Bankruptcy Code (the "Icon Shares") to certain Falcon creditors, the Company will acquire 100% of the capital stock of the reorganized Falcon, including those assets described in the Agreement (the "Falcon Shares"). Pursuant to the Agreement, the Icon Shares will be subject to certain lock-up and leak-out provisions, as described in the Agreement, and the Company will guarantee any shortfall in gross proceeds of less than $1,200,000 resulting from the sale of the Icon Shares to the liquidating trustee on behalf of certain Falcon creditors each quarter during the one-year lock-up and leak-out period. During such period, the Company will secure the guaranty by pledging the Falcon Shares to the liquidating trustee on behalf of such Falcon creditors.

         The closing of the Agreement, is subject to a series of conditions precedent, including but not limited to: (i) confirmation of the funding plan described in the Agreement by the bankruptcy court pursuant to a confirmation order, (ii) a negotiated compromise of all amounts due and owing to the Internal Revenue Service and the Department of Justice for acceptance of the plan treatment; (iii) the preservation of the Part 121 Certificate issued to Falcon by the Federal Aviation Administration; and (iv) the continued good standing and effectiveness of a certain real property lease.

         It is anticipated, although no assurances can be given, that the closing, if all terms, conditions and conditions precedent have been met, will occur in the first quarter of the calendar year 2007.


Item 9.01  Financial Statements and Exhibits

         (d) Exhibits


       Exhibit No.    Description
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         10.1         Stock Issuance and Plan Funding Agreement by and between
                      the Company and Kenneth A. Welt, as Chapter 11 Trustee


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 7, 2006

                                               ICON INTERNATIONAL HOLDINGS, INC.


                                               By:  /s/ ALAN BROOKS
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                                                    President








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